Exhibit 10.18

SECURED NOTES AGREEMENT

This Agreement is dated as of December 10, 2013 (the “Agreement”) by and among             and Xenonics Holdings, Inc., a Nevada corporation (the “Company”).

RECITALS

A.             (the “Noteholders”) is the holder of a promissory note of the Company (together the “Company Notes”). Each of the Company Notes is secured by substantially all of the assets of the Company.

B. Each of the Noteholders has agreed to extend the maturity dates of the Company Notes to October 15, 2014 upon the terms and conditions as set forth herein.

C.             (the “Lending Group”) have agreed to lend the Company an additional $50,000 and $150,000, respectively, upon the terms and conditions set forth herein.

D. The parties expect that the Company will borrow an additional $200,000 from other investors in January 2014.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. The Noteholders each agree that, effective as of the Closing, the maturity date of the Company Notes shall be extended to October 15, 2014. The Company Notes shall not be modified in any other respect and shall continue to be secured by substantially all of the assets of the Company.

2. At the Closing,             , as members of the Lending Group, shall purchase $200,000 in principal amount of notes of the Company (the “Additional Notes”). The Additional Notes shall contain the terms and conditions set forth in the forms attached hereto as Exhibit A. The Additional Notes shall be secured by substantially all of the assets of the Company on a pari passu basis with the Company Notes and shall provide that the maturity date of the Additional Notes will be automatically extended from January 31, 2014 to October 15, 2014 if the Lending Group and the Company agree in writing by January 31, 2014 as to a prepayment schedule based upon the Company’s cash flow and if the Company closes a debt financing of at least $200,000 by January 31, 2014 (“January Financing”). The parties agree that the January Financing will be on terms substantially similar to those set forth on Exhibit A, and that the notes representing such January Financing will be secured by substantially all of the assets of the Company on a pari passu basis with the Company Notes and the Additional Notes.

3. In consideration for the extension of the maturity date of the Company Notes as provided in Paragraph 1 above, at the Closing the Company shall issue to each of the Noteholders warrants to purchase shares of Common Stock of the Company at an exercise price of $.12 per share as set forth in Exhibit B hereto (the “Warrants”) and the presently outstanding warrants listed on Exhibit B are hereby modified to provide for a term of five years. Additionally, the Company will pay to the Noteholders all accrued and past due interest on the Company Notes on January 31, 2014.

4. The Closing of the transactions contemplated by this Agreement shall take place on December 10, 2013. At the Closing, the Company shall issue the Additional Notes and the Warrants, and             shall wire transfer to the Company $50,000 and $150,000, respectively. The Company’s wire transfer information is attached as Exhibit C hereto.

5. The Company represents to             that the Company has filed all reports, schedules and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “SEC Reports”) for the two years preceding the date hereof on a timely basis, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, not misleading.

6. Each of             severally, but not jointly, represents and warrants to, and covenants and agrees with, the Company as follows:

a. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being acquired for his own account for investment only and not with a view towards the public sale or distribution thereof;

b. Each of             is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3); (ii) experienced in making investments and loans of the kind described in this Agreement; (iii) able, by reason of the business and financial experience to protect his own interests in connection with the transactions described in this Agreement; and(iv) able to afford the entire loss of his investment;

c. All subsequent offers and sales of the Warrants and the shares of Common Stock issuable upon conversion of the Warrants            , shall be made pursuant to registration under the 1933 Act or pursuant to an exemption from registration;

d.             understand that the Warrants are being issued in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of each of             representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the availability of such exemptions;

e. Each of             has been furnished with all publicly available materials relating to the business, finances and operations of the Company, has been afforded the opportunity to ask questions of the Company and has received complete and satisfactory answers to such inquiries; and

f. Each of             agrees that the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants shall bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

7. Throughout the extended term of the Company Notes, the Company agrees that it will not grant or modify any options or warrants without the consent of the Noteholders, except for any Warrants issued in connection with the January Financing for which consent is hereby given.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

XENONICS HOLDINGS, INC. By: Alan M. Magerman Title: Chief Executive Officer